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                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                          PRUCO LIFE INSURANCE COMPANY


                             as of February 28, 2005


Quaker Fabric Corporation of Fall River
941 Grinnell Street
Fall River, Massachusetts 02721
Attention:  Mr. Paul J. Kelly

         Re:  Waiver to Note Agreements

Ladies and Gentlemen:

         Reference is hereby made to the (i) that certain Note Purchase Agreement, dated as of October 10, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "1997 Note Agreement") and (ii) that certain Note Agreement and Private Shelf Facility, dated as of February 14, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "2002 Note Agreement", and together with the 1997 Note Agreement, the "Note Agreements"), each by and among Quaker Fabric Corporation of Fall River (the "Company"), Pruco Life Insurance Company ("Pruco") and The Prudential Insurance Company of America ("Prudential"; and together with Pruco collectively, the "Noteholders"). All capitalized terms used herein without definition that are defined in the Note Agreements shall have the same meanings herein as therein. All accounting terms used herein and not otherwise defined shall be used in accordance with generally accepted accounting principles.

         The Company has informed the Noteholders that the Fixed Charge Ratio for the prior four (4) consecutive fiscal quarters ending on January 1, 2005 was less than 1.75 to 1.00. Each of the Borrowers and the Parent acknowledges and agrees that such performance result constitutes an Event of Default (the "Specified Default") under paragraph 6D of each Note Agreement.

         The Company has now requested, and by their signature below the Noteholders agree to grant, a limited waiver in respect of the Specified Default subject to the terms and conditions provided herein. In consideration of the Noteholders' agreement to waive the Specified Default through the period ending March 6, 2005 (the "Limited Waiver Period"), the Company agrees that:

                  1. an Event of Default will exist on March 7, 2005 and that at such time the Noteholders will have all of their rights and remedies as a result of the existence of an Event of Default under the Note Agreements and any other document, instrument or agreement executed in connection therewith or otherwise evidencing any extensions of credit made by the Noteholders to the Company;




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                  2. during the Limited Waiver Period, the Company will not (a)
         take any actions that would otherwise be prohibited under Article VI of the Note Agreements if a Default or Event of Default existed, (b) incur any additional Priority Debt, or (c) make any investments otherwise permitted under clause (vii) of Paragraph 6H;

                  3. except as expressly set forth herein, this letter shall not alter, release, discharge or otherwise affect any of their obligations under the Note Agreements or otherwise under any other document, instrument or agreement executed in connection therewith under which such Person acts as a secondary obligor; and

                  4. the Company will comply and continue to comply with all of the terms, covenants and provisions contained in the Note Agreements and all other documents, instruments and agreements executed in connection therewith.

         The Noteholders' agreements contained herein shall become effective the upon satisfaction of the following conditions:

                  (a) Each of the Company and the Parent shall have executed and delivered to the Noteholders counterparts of this letter; and

                  (b) The Noteholders shall have received fully executed copies of waiver documentation, in form and substance satisfactory to the Noteholders, between the Company, the Parent, the subsidiaries of the Company and Fleet National Bank pursuant to which Fleet National Bank has waived compliance with the provisions of the Credit Agreement and any other applicable document relating thereto with respect to the debt service coverage and EBIT requirements set forth therein, in each case for the duration of the Limited Waiver Period.

         This letter agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                  [Remainder of page intentionally left blank]





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         If the foregoing terms are acceptable to you, we request that you indicate your agreement to these provisions by signing the counterpart of this letter enclosed herewith and returning such counterpart to us.



                             Very truly yours,

                             THE PRUDENTIAL INSURANCE COMPANY
                               OF AMERICA


                             By:
                                 -----------------------------------------
                                 Vice President


                             PRUCO LIFE INSURANCE COMPANY


                             By:
                                 -----------------------------------------
                                 Vice President


                             QUAKER FABRIC CORPORATION OF FALL RIVER


                             By:
                                 -----------------------------------------
                             Title:
                                   ---------------------------------------


The undersigned acknowledges and consents to the foregoing Waiver and confirms that the Guaranty and its obligations thereunder continue to be effective with respect to the Note Agreements, as amended hereby and that such Guaranty is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed as of this 28th day of February, 2005

QUAKER FABRIC CORPORATION, as Guarantor


By:
   -----------------------------------------------------------
         Name:
         Title: